                                                                    EXHIBIT 4.13
                             SUPPLEMENTAL INDENTURE


         SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of January 31, 2003, among Moduline Industries (Canada) Ltd.. an Alberta corporation (the "New Subsidiary Guarantor"), an indirect subsidiary of Champion Home Builders Co., a Michigan corporation (the "Issuer"), Champion Enterprises, Inc. ("Parent"), the Issuer, the Subsidiary Guarantors (the "Existing Subsidiary Guarantors") under the Indenture referred to below, and Bank One Trust Company, N.A., a national banking association, as trustee under the Indenture referred to below (the "Trustee").

         A. The Issuer, Parent and the Existing Subsidiary Guarantors have heretofore executed and delivered to the Trustee an Indenture (as such may be amended from time to time, the "Indenture"), dated as of April 22, 2002, providing for the issuance of the Issuer's 11 1/4% Senior Notes Due 2007 (the "Notes").

         B. Sections 4.13 and 8.02 of the Indenture provide that under certain circumstances the Issuer is required to cause certain Restricted Subsidiaries (as defined in the Indenture), including the New Subsidiary Guarantor, to execute and deliver to the Trustee a supplemental indenture pursuant to which each such Restricted Subsidiary shall unconditionally guarantee, on a senior unsecured basis, all of the Issuer's obligations under the Notes and the Indenture on the terms set forth in the Indenture and this Supplemental Indenture.

         C. Pursuant to Section 9.01 of the Indenture, the Trustee, the Issuer, Parent and the Subsidiary Guarantors, are authorized to execute and deliver this Supplemental Indenture.

         NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Subsidiary Guarantor, the Issuer, Parent, the Subsidiary Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

         1. Definitions.

                  (a) Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

                  (b) For all purposes of this Supplemental Indenture, except as otherwise herein expressly provided or unless the context otherwise requires:
(i) the terms and expressions used herein shall have the same meanings as corresponding terms and expressions used in the Indenture; and (ii) the words "herein," "hereof" and "hereby" and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

         2. Agreement to Guarantee. The New Subsidiary Guarantor hereby, jointly and severally, unconditionally Guarantees with all other Subsidiary Guarantors, the Notes or the obligations of the Issuer under the Indenture or the Notes on the terms and subject to the conditions set forth in Article 8 of the Indenture and agrees to be bound by all other applicable

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provisions of the Indenture. From and after the date hereof, the New Subsidiary
Guarantor shall be a Subsidiary Guarantor for all purposes under the Indenture and the Notes.

         3. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

         4. Governing Law. THIS INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

         5. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

         6. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

         7. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction thereof.



                            [signatures on next page]



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         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental
Indenture to be duly executed as of the date first above written.


                                    MODULINE INDUSTRIES (CANADA) LTD.


                                    By: /s/ JOHN J. COLLINS, JR.
                                        ----------------------------------------
                                    Name:  John J. Collins, Jr.
                                    Title: Secretary


                                    CHAMPION HOME BUILDERS CO.


                                    By: /s/ JOHN J. COLLINS, JR.
                                        ----------------------------------------
                                    Name:  John J. Collins, Jr.
                                    Title: Secretary


                                    CHAMPION ENTERPRISES, INC.


                                    By: /s/ JOHN J. COLLINS, JR.
                                        ----------------------------------------
                                    Name:  John J. Collins, Jr.
                                    Title: Secretary


                                    SUBSIDIARY GUARANTORS:

                                    A-1 CHAMPION GP, INC.
                                    ALPINE HOMES, INC.
                                    AT LIQUIDATING CORP. (F/K/A AMERICAN
                                      TRANSPORT, INC.
                                    ART RICHTER INSURANCE, INC.
                                    AUBURN CHAMP, INC.
                                    BUILDERS CREDIT CORPORATION
                                    CAC FUNDING CORPORATION
                                    CARE FREE HOMES, INC.
                                    CHI, INC. (F/K/A CARNIVAL HOMES,  INC.)
                                    CHAMPION ENTERPRISES MANAGEMENT CO.
                                    CHAMPION FINANCIAL CORPORATION
                                    CHAMPION GP, INC.
                                    CHAMPION RETAIL, INC.(F/K/A CHAMPION
                                      HOME CENTERS, INC.)
                                    CHAMPION HOME COMMUNITIES, INC.
                                    CHAMPION MOTOR COACH, INC.


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                                    CHANDELEUR HOMES, INC.
                                    CLIFF AVE. INVESTMENTS, INC.
                                    CRESTPOINTE FINANCIAL SERVICES,  INC.
                                    CRH LIQUIDATING CORP. (F/K/A CREST RIDGE
                                      HOMES, INC.)
                                    DUTCH HOUSING, INC.
                                    FHA LIQUIDATING CORP. (F/K/A FACTORY HOMES
                                      OUTLET, INC.)
                                    FLEMING COUNTY INDUSTRIES, INC.
                                    GATEWAY ACCEPTANCE CORP.
                                    GATEWAY MOBILE & MODULAR HOMES, INC.
                                    GATEWAY PROPERTIES CORP.
                                    GEM HOMES, INC.
                                    GM LIQUIDATING CORP. (F/K/A GRAND MANOR,
                                      INC.)
                                    HOMEPRIDE FINANCE CORP.
                                    HOMEPRIDE INSURANCE AGENCY, INC.
                                    HAF LIQUIDATING CORP. (F/K/A HOMES AMERICA
                                      FINANCE, INC.)
                                    HAA LIQUIDATING CORP. (F/K/A HOMES AMERICA
                                      OF ARIZONA, INC.)
                                    HAC LIQUIDATING CORP. (F/K/A HOMES AMERICA
                                      OF CALIFORNIA, INC.)
                                    HAO LIQUIDATING CORP. (F/K/A HOMES AMERICA
                                      OF OKLAHOMA, INC.)
                                    HAU LIQUIDATING CORP. (F/K/A HOMES AMERICA
                                      OF UTAH, INC.)
                                    HAW LIQUIDATING CORP. (F/K/A HOMES AMERICA
                                      OF WYOMING, INC.)
                                    HOMES OF LEGEND, INC.
                                    HOMES OF MERIT, INC.
                                    HP NATIONAL MORTGAGE HOLDINGS, INC.
                                    I.D.A., INC.
                                    ISEMAN CORP.
                                    LAMPLIGHTER HOMES, INC.
                                    LAMPLIGHTER HOMES (OREGON), INC.
                                    MODULINE INTERNATIONAL, INC.
                                    NORTHSTAR CORPORATION
                                    PRAIRIE RIDGE, INC.
                                    REDMAN BUSINESS TRUST
                                    REDMAN HOMES, INC.
                                    REDMAN HOMES MANAGEMENT COMPANY, INC.
                                    REDMAN INDUSTRIES, INC.
                                    REDMAN INVESTMENT, INC.


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                                    REDMAN MANAGEMENT SERVICES BUSINESS TRUST
                                    REDMAN RETAIL, INC.
                                    REGENCY SUPPLY COMPANY, INC.
                                    SAN JOSE ADVANTAGE HOMES, INC.
                                    SERVICE CONTRACT CORPORATION
                                    SOUTHERN SHOWCASE FINANCE, INC.
                                    SOUTHERN SHOWCASE HOUSING, INC.
                                    STAR FLEET, INC.
                                    THE OKAHUMPKA CORPORATION
                                    TRADING POST MOBILE HOMES, INC.
                                    USAMH LIQUIDATING CORP. (F/K/A U.S.A.
                                      MOBILE HOMES, INC.)
                                    VICTORY INVESTMENT COMPANY
                                    WESTERN HOMES CORPORATION
                                    WM LIQUIDATING CORP. (F/K/A WHITWORTH
                                      MANAGEMENT, INC.)



                                    By: /s/ JOHN J. COLLINS, JR.
                                        ----------------------------------------
                                        John J. Collins, Jr., Secretary




                                    THE UNDERSIGNED, IN THE CAPACITIES
                                    INDICATED, IS THE AUTHORIZED SIGNATORY
                                    FOR THE FOLLOWING SUBSIDIARY GUARANTORS:

                                    GENESIS HOME CENTERS, LIMITED PARTNERSHIP
                                    HH LIQUIDATING L.P. (F/K/A HEARTLAND HOMES,
                                     L.P.)


                                    By: /s/ JOHN J. COLLINS, JR.
                                        ----------------------------------------
                                            John J. Collins, Jr., as Secretary
                                            of Champion GP, Inc., General
                                            Partner of Genesis Home Centers,
                                            Limited Partnership and
                                            HH Liquidating L.P.


                                    A-1 HOMES GROUP, L.P.


                                    By: /s/ JOHN J. COLLINS, JR.
                                        ----------------------------------------
                                            John J. Collins, Jr., as Secretary
                                            of A-1

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                                    Champion GP, Inc., General Partner of A-1
                                      Homes Group, L.P.



                                    HOMES OF KENTUCKIANA, L.L.C.


                                    By: /s/ JOHN J. COLLINS, JR.
                                        ------------------------
                                            John J. Collins, Jr., as Secretary
                                            of Trading Post Mobile Homes, Inc.,
                                            Sole Member of Homes of Kentuckiana,
                                              L.L.C.


                                    BANK ONE TRUST COMPANY, N.A., as Trustee


                                    By:     /s/ JANICE OTT ROTUNNO
                                            ------------------------------------
                                     Name:  Janice Ott Rotunno
                                     Title: Vice President